Q2 2024 EARNINGS INVESTOR PRESENTATION July 23, 2024

2 22Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey Corporation (“Busey”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in Busey’s forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (2) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the Israeli-Palestinian conflict); (3) changes in state and federal laws, regulations, and governmental policies concerning Busey's general business (including changes in response to the failures of other banks or as a result of the upcoming 2024 presidential election); (4) changes in accounting policies and practices; (5) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (6) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (7) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (8) the loss of key executives or associates; (9) changes in consumer spending; (10) unexpected results of acquisitions (including the acquisition of M&M); (11) unexpected outcomes of existing or new litigation, investigations, or inquiries involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio; (13) concentrations within Busey’s loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; (14) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; and (18) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect its financial results, is included in Busey’s filings with the Securities and Exchange Commission (“SEC”). Forward-Looking Statements and Non-GAAP Financial Information Special Note Concerning Forward-Looking Statements This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring noninterest items and provide additional perspective on Busey’s performance over time. Included in the Appendix are reconciliations to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre- provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, adjusted return on average tangible common equity; net income and net security gains and losses in the case of further adjusted net income and further adjusted diluted earnings per share; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest income, adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; net interest income, total noninterest income, net securities gains and losses, and gain on sale of mortgage servicing rights in the case of operating revenue and adjusted noninterest income to operating revenue; total assets and goodwill and other intangible assets in the case of tangible assets; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; and total deposits in the case of core deposits and core deposits to total deposits. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below. Non-GAAP Financial Information

3 32Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 Diversified Company with Comprehensive & Innovative Financial Solutions 5 Appendix: 28 Compelling Regional Operating Model 6 Experienced Management Team 29 Investment Highlights 7 Fully Integrated Wealth Platform 30 Fortress Balance Sheet 8 FirsTech, A Uniquely Positioned Payment Technology Company 31 High Quality Loan Portfolio 9 Busey Impact 33 High Quality Portfolio: CRE 10 Non-GAAP Financial Information 34 Office Investor Owned CRE Portfolio 11 High Quality Portfolio: C&I 12 Pristine Credit Quality 13 Credit Profile Bolstered by Strong Reserves 14 Top Tier Core Deposit Franchise 15 Granular, Stable Deposit Base 16 Deposit Cost Trends 17 Net Interest Margin 18 Diversified and Significant Sources of Fee Income 19 Wealth Management 20 FirsTech 21 Balanced, Low-Risk, Short-Duration Investment Portfolio 22 Actively Managing Asset-Sensitive Balance Sheet 23 Focused Control on Expenses 24 Robust Capital Foundation 25 2Q24 Earnings Review 26 Earnings Performance 27

4 42Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Price Per Share $27.36 Market Cap $1.6B Dividend Yield 3.5% Price/TBV 1.6x Price/2024E 3 13.3x Jun--23 Sep--23 Dec--23 Mar--24 Jun--24 $16 $18 $20 $22 $24 $26 $28 $30 $ in millions 2022 2023 2024 YTD Total Assets $12,337 $12,283 $11,971 Total Loans $7,726 $7,651 $7,999 Total Deposits $10,071 $10,291 $9,976 Total Equity $1,146 $1,272 $1,334 Total Wealth AUC $11,062 $12,137 $13,020 NPA/Assets 0.13% 0.06% 0.08 % Net Interest Margin 1 2.84% 2.88% 2.91 % Adj. Nonint. Income % of Total Revenue 1 28.5% 28.1% 30.0 % Adj. PPNR ROAA 1 1.44% 1.41% 1.36 % Adj. ROAA 1 1.06% 1.03% 0.93 % Adj. ROATCE 1 15.99% 15.03% 11.89% 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 7/22/24, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 7/22/24 Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida 155+ year old financial institution headquartered in Champaign, IL Business Banking Personal Banking Wealth Management Payment Tech Solutions Regional operating model serving four regions BUSE Stock 2Financial Highlights

5 52Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation. Based on a four-quarter average of average tangible common equity | 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $12 Billion +9% Payments Processed 5 3-Year CAGR Quarterly Revenue 6 Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $11.9 Billion Assets 1 12.9% Adj. ROATCE (LTM) 3 $13.0 Billion Assets Under Care 42.9% PT Margin (LTM) $378.4 Million LTM Revenue 2 $60.0 Million LTM Revenue 4 $23.7 Million LTM Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 6

Compelling Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate

Regions	***Central*** ***Central IL, Joliet, Indiana***	***Gateway*** ***St. Louis MSA***	***Northern*** ***Chicago suburbs***	***Florida*** ***Southwest Florida***
Banking Centers	28	20	11	3
Deposits	**$5.4 billion**	**$2.4 billion**	**$1.8 billion**	**$0.4 billion**
Loans	**$3.2 billion**	**$1.8 billion**	**$2.5 billion**	**$0.5 billion**
AUC	**$9.2 billion**	**$1.5 billion**	**$1.2 billion**	**$1.1 billion**
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank Merchants & Manufacturers	Busey Investors' Security Trust

As of 6/30/24








Venice
Englewood
Port Charlotte
Cape Coral
Lehigh Acres
San Carlos Park
Bonita Springs

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 7

Investment Highlights

Attractive Franchise that Provides Innovative Financial Solutions	▪ 62 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (96.4%)[1], low cost non-time deposits (136 bps) in 2Q24, and low level of uninsured & uncollateralized deposits[2] (29%) at 6/30/24 ▪ Substantial investments in technology enterprise-wide, deep leadership bench, and risk management infrastructure
Disciplined Growth Strategy Driven by Regional Operating Model	▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Efficient and right-sized branch network (average deposits per branch of $161 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A; completed acquisition of Merchants & Manufacturers Bank Corp. on 4/1/24 and merged banks on 6/21/24
Powerful Combination of Three Business Lines Drives Strong Noninterest Income	▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income represented 29.1% of total revenue for 2Q24 (excluding additional gain on previously announced sale of mortgage servicing rights and net securities losses) ▪ Wealth management and payment tech solutions account for 64.4% of noninterest income in 2Q24 (excluding additional gain on previously announced sale of MSRs and net securities losses) ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle
Attractive Profitability and Returns	▪ Adjusted ROAA of 0.97%[1] and Adjusted ROATCE of 12.21%[1] for 2Q24 ▪ 2Q24 NIM of 3.03%[1], an increase of 24 basis points from 1Q24 ▪ Adjusted core efficiency ratio of 60.9%[1] for 2Q24 ▪ Adjusted diluted EPS of $0.50[1] for 2Q24 ($0.53 ex. one-time deferred tax valuation adjustment) ▪ Quarterly dividend of $0.24 (3.5% yield)[3]

BUILT ON A FORTRESS BALANCE SHEET

Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

[1] Non-GAAP calculation, see Appendix | [2] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (incl. preferred deposits) | [3] Based on BUSE closing stock price on 7/22/24

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 8

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, conservatively underwritten with low levels of concentration
- Non-performing (0.08% of total assets) and classified assets (6.4% of capital[1]) both remain low
- Strong reserve levels: ACL/Loans 1.07% | ACL/NPLs 936%
- 100 / 300 Test: 28% C&D | 197% CRE-I
- Minimal office CRE-I located in metro central business districts[2]; substantial majority of office properties are in-market suburban locations and medical offices account for 40% of the office CRE-I portfolio

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong core deposit franchise
  - 80.2% loan-to-deposit ratio, 96.4% core deposits[3]
  - 28.4% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[4] at 29% of total deposits at 6/30/24
- Cash & Equivalents + Available-For-Sale Securities carrying value represents 74% of estimated uninsured & uncollateralized deposits[4]
- Substantial sources of available off-balance sheet contingent funding totaling $4.1 billion, representing an additional 1.4x coverage of estimated uninsured & uncollateralized deposits[4] at 6/30/24
  - Untapped borrowing capacity ($4.1 billion in aggregate): $2.0 billion with FHLB, $0.6 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.0 billion brokered deposit capacity
  - Brokered deposit market continues to remain untapped
  - No borrowings from FHLB as of 6/30/24
  - Paid off legacy M&M Bank's $36 million of FHLB overnight funding that carried a 5.5% cost of funds

Robust Capital Foundation

- Capital ratios significantly in excess of well-capitalized minimums
- Total RBC of 17.5% and CET1 ratio of 13.2% at 6/30/24[5]
- TCE/TA ratio of 8.36% at 6/30/24[3], up from 7.18% at 6/30/23
- TBV per share of $16.97 at 6/30/24[3], an increase of 11.3% from $15.25 at 6/30/23

[1] Capital calculated as Bank Tier 1 Capital + Allowance for credit losses | [2] Central Business Districts within Busey's footprint include downtown Chicago, downtown St. Louis, and downtown Indianapolis | [3] Non-GAAP calculation, see Appendix | [4] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | [5] Capital ratios are preliminary estimates

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 9

High Quality Loan Portfolio

Loan Portfolio Composition | 2Q24


HELOC 3%
Other 6%
Commercial & Industrial 24%
1-4 Family Residential 19%
Total Loan Portfolio:
$8.0 Billion
C&D 5%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 31%

MRQ Yield on Loans

5.51%

+24 bps vs. 1Q24, +29 bps vs. 4Q23

2Q24 Net New Funding Yield

7.86%

-5 bps vs. 1Q24, +46 bps vs. 4Q23

Classified Loans / Capital [1]

6.4%

LTM New Originations

Approx. 84% of new commercial production was growth within existing bank relationships

New CRE-I originations had a weighted-average LTV of 57%

Loan Portfolio Regional Segmentation [2]


Florida 6%
Central 40%
Northern 31%
Gateway 23%

Loans Trend

$ in millions

Ex-M&M Bank's acquired loan book, loan growth has softened in the current environment and new originations & renewals continue to be evaluated within a tight credit box


$7,805
$2,012
$532
$3,362
$1,899
2023 Q2
$7,856
$2,031
$528
$3,354
$1,943
2023 Q3
$7,651
$2,016
$462
$3,337
$1,836
2023 Q4
$7,588
$1,982
$446
$3,332
$1,828
2024 Q1
$7,999
$2,200
$411
$3,445
$1,943
2024 Q2
C&I
CRE
Construction
Retail Real Estate & Other

Funded Draws & Line Utilization Rate [3]

$ in millions

Increase in line commitments and draws primarily due to integration of legacy M&M Bank's Life Equity Loan portfolio during the quarter


$1,915
$347
$722
67%
45%
42%
$846
2023 Q2
$1,934
$344
$693
66%
45%
42%
$897
2023 Q3
$1,845
$336
$647
62%
44%
42%
$862
2023 Q4
$1,671
$343
$544
59%
45%
40%
$784
2024 Q1
$1,894
$556
$469
52%
43%
43%
$869
2024 Q2
C&I Draws
Retail Draws
CRE & Construction Utilization
CRE & Construction Draws
C&I Utilization
Retail Utilization

[1] Capital is Bank Tier 1 Capital + Allowance for credit losses | [2] Based on loan origination | [3] Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	6/30/24 Balances	% of Total Loans	6/30/24 Classified Balances
Apartments	$639,395	8.0 %	$0
Retail	513,773	6.4 %	5,280
Industrial/Warehouse	354,113	4.4 %	0
Traditional Office	270,316	3.4 %	18,897
Student Housing	244,071	3.1 %	3,735
Hotel	184,641	2.3 %	3,222
Medical Office	181,833	2.3 %	0
Senior Housing	161,385	2.0 %	0
LAD	139,272	1.7 %	0
Specialty	79,005	1.0 %	18
1-4 Family	30,523	0.4 %	0
Restaurant	25,921	0.3 %	0
Nursing Homes	23,419	0.3 %	0
Health Care	20,000	0.3 %	0
Other	522	0.0 %	0
Grand Total	**$2,868,189**	**35.9 %**	**$31,152**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 1.1% of total CRE-I loans are classified
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 28% C&D | 197% CRE-I
- Apartments & Student Housing represents 31% of CRE-I
  - 56% WAvg Loan-to-Value (LTV) and WAvg loan seasoning since origination is 4.3 years
- Most recent stress testing demonstrated WAvg DSCRs[2] above 1.20x under severe stress scenarios for tested property types of Apartments, Student Housing, Retail, Industrial/Warehouse, Traditional Office, and Hotel, representing approximately 77% of total CRE-I balances at 6/30/24

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	6/30/24 Balances	% of Total Loans	6/30/24 Classified Balances
Industrial/Warehouse	$378,788	4.7 %	$7,838
Specialty	261,179	3.3 %	390
Traditional Office	110,989	1.4 %	511
Medical Office	87,120	1.1 %	0
Retail	86,843	1.1 %	1,497
Restaurant	46,885	0.6 %	172
Nursing Homes	1,380	0.0 %	0
Health Care	629	0.0 %	0
Hotel	596	0.0 %	0
Other	199	0.0 %	0
Grand Total	**$974,608**	**12.2 %**	**$10,408**

Owner Occupied CRE Portfolio (OOCRE)

- Only 1.1% of total OOCRE loans are classified
- Owner occupied loans are not considered regulatory CRE
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR[3]
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 39% of the OOCRE portfolio while only 4.7% of total loans

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE | [2] Debt Service Coverage Ratio | [3] Fixed Charge Coverage Ratio

11 112Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.45 10.6% 4.5% 6.4% Downtown St. Louis 1 Property with $1.9 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.3 million in balances All data as of 6/30/24 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $270,316 $181,833 $136,024 $2,172 % of Total CRE-I 9.4% 6.3% 4.7% 0.1% % of Total Office CRE-I 59.8% 40.2% 30.1% 0.5% # of Loans 188 68 10 2 Average Loan Size $1,438 $2,674 $13,602 $1,086 Total Classified Balances $18,897 $0 $17,999 $0 Weighted Avg Current LTV 57% 65% 66% 63% Office Investor Owned CRE Portfolio

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 12

High Quality Loan Portfolio: C&I

- 24.1% of total loan portfolio
  - 61% of C&I borrowers have been Busey customers for 5+ years
- C&I loans are underwritten to a 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- C&I lines of credits have an overall utilization of 43%, demonstrating substantial borrowing capacity and appropriate revolving of most lines
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry - Finance & Insurance - is 17% of C&I loans, or 4% of total loans. The majority of the Finance & Insurance portfolio is secured by marketable securities
- 2.5% of C&I loans are classified, compared to 3.1% in 1Q24 and 2.6% in 2Q23

C&I Loans by Sector

$ in thousands NAICS Sector	6/30/24 Balances	% of Total Loans	6/30/24 Classified Balances
Finance and Insurance	$335,069	4.2 %	$0
Manufacturing	284,546	3.6 %	24,125
Real Estate Rental & Leasing	225,212	2.8 %	1,730
Wholesale Trade	199,624	2.5 %	9,736
Transportation	164,003	2.1 %	1,580
Construction	131,126	1.6 %	716
Educational Services	121,900	1.5 %	72
Agriculture, Forestry, Fishing, Hunting	85,014	1.1 %	1,004
Food Services and Drinking Places	72,113	0.9 %	0
Health Care and Social Assistance	66,156	0.8 %	5,437
Public Administration	56,682	0.7 %	0
Retail Trade	51,582	0.6 %	324
Other Services (except Public Admin.)	50,251	0.6 %	315
Arts, Entertainment, and Recreation	39,816	0.5 %	424
Professional, Scientific, Technical Svcs.	35,227	0.4 %	1,843
Administrative and Support Services	11,517	0.1 %	373
Mining, Quarrying, Oil/Gas Extraction	7,305	0.1 %	0
Information	2,999	0.0 %	0
Waste Management Services	2,682	0.0 %	0
Utilities	622	0.0 %	0
Warehousing and Storage	76	0.0 %	0
Other	71	0.0 %	0
Grand Total[1]	**$1,943,593**	**24.1 %**	**$47,679**

[1] Minor difference in C&I balances from chart and those reported elsewhere as consolidated C&I loan balances is attributable to purchase accounting, deferred fees & costs, and overdrafts

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 13

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
  - CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress
  - C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- 2Q24 net charge-offs totaled $9.9 million, bringing NCOs over the last 12 months to $15.8 million, or 0.20% of average loans[1]
  - $9.9 million charge-off in 2Q24 and $15.0 million LTM charge-offs attributable to single C&I credit relationship
  - A specific reserve of $7.2 million had previously been allocated against that C&I credit

NPAs/ Assets

$ in millions


Assets
% NPAs/Assets
$10,544
$12,860
$12,337
$12,283
$11,971
0.27%
0.17%
0.13%
0.06%
0.08%
2020 YE
2021 YE
2022 YE
2023 YE
2024 Q2

NPAs	$28.9	$21.3	$16.6	$7.9	$9.2

Classifieds / Capital [2]

$ in millions


Bank Tier 1 Capital + ALLL
Classified/Capital
$1,155
$1,329
$1,398
$1,455
$1,496
8.5%
6.9%
7.7%
5.0%
6.4%
2020 YE
2021 YE
2022 YE
2023 YE
2024 Q2

Classified Assets	$97.8	$91.8	$107.1	$72.3	$95.8

NCOs / Average Loans

$ in millions


Avg Loans
NCOs/Avg Loans
$7,007
$6,970
$7,446
$7,759
$7,795
0.12%
0.03%
0.01%
0.03%
0.20%
2020 YE
2021 YE
2022 YE
2023 YE
LTM

NCOs	$8.3	$2.2	$0.9	$2.3	$15.8

[1] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters | [2] Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses

14 142Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,368 $7,114 $7,725 $7,651 $7,9991.59% 1.24% 1.19% 1.20% 1.07% Ex-PPP Loans Allowance/Ex-PPP Loans 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q2 $24,301 $16,852 $15,740 $7,816 $9,105416% 522% 582% 1174% 936% NPLs Allowance/NPLs 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q2 $28,872 $21,268 $16,590 $7,941 $9,195350% 413% 552% 1155% 927% NPAs Allowance/NPAs 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q2 ▪ Reserve to loans of 1.07% ▪ QoQ change in reserves comprised of $1.2 million in Day 1 reserve for purchase credit deteriorated loans from M&M acquisition, $2.3 million in provision expense, and $9.9 million in net charge offs (against which a specific reserve allocation of $7.2 million was previously held) ▪ Non-performing loan balances decreased by $8.4 million QoQ ▪ NPLs were $9.1 million at 6/30/24 compared to $15.8 million at 6/30/23, equating to 0.11% of total loans at 6/30/24 ▪ Reserves now equate to 936% of NPLs and 927% of NPAs ▪ OREO balances total $0.1 million Credit Profile Bolstered by Strong Reserves Allowance / Loans (ex-PPP) Allowance / NPLs Allowance / NPAs $ in millions $ in thousands$ in thousands

2Q24 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
15

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 2Q24


Int DDA
24%
Non-Int
DDA
28%
Total
Deposits:
$10.0
Billion
Savings &
MMDA
32%
CD <
250k
12%
CD > 250k
3%

Core Deposits
96%

MRQ Avg Cost of Total Deposits
1.75%
-1 bp from 1Q24

MRQ Avg Cost of Non-Time Deposits
1.36%
+4 bps from 1Q24

Avg Deposits per Branch
$161 million

Avg Non Maturity Acct Balance at 6/30/24
$33 thousand

Core Deposits [2] / Total Deposits


$ in millions
$9,760
$9,594
97.9%
$9,587
$9,759
97.0%
$9,812
$9,976
96.6%
$10,002
$9,899
96.2%
$9,671
$9,627
96.7%
$9,677
$9,619
96.4%
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio


$ in millions
$9,801
$9,910
79.4%
$10,063
$9,852
77.6%
$10,332
$10,143
76.0%
$10,291
$10,373
74.4%
$9,960
$10,039
76.2%
$9,976
$10,068
80.2%
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Retail
Commercial
Public
Other [1]
Avg Deposits
LDR

2Q24 Deposit Flows

- Public deposits were up $88 million QoQ demonstrating typical seasonality. Historically, net inflows of public funds occur in 2Q and 3Q. Some 2Q24 inflows appear to be lagged this year into 3Q24 and we continue to see competitors and state-sponsored funds offering above-market rates
- Retail deposits down $68 million QoQ and Commercial deposits down $45 million QoQ, largely reflective of seasonal tax outflows and customary fluctuations in certain large-dollar commercial depositors that are counterbalanced by public fund inflows
- Time deposits decrease of $53 million QoQ accompanied by an increase of $131 million QoQ into Savings account balances, as many customers chose to shift funds into our premium savings account options
- Eliminated high-cost wholesale funding at legacy M&M Bank, including payoff of $22 million of ICS & brokered money market with weighted-average cost of 5.6% and unwinding $38 million of maturing CDARS & brokered CDs that would have renewed at FHLB overnight rate of 5.5%
- At 6/30/24, our spot deposit cost was 1.40% for non-maturity deposits and 1.75% for total deposits as compared to 1.28% and 1.67%, respectively, at 3/31/24

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

16 162Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $5,312 $3,399 $1,065 $287 $5,410 $3,584 $1,091 $247 $5,602 $3,482 $971 $236 $5,599 $3,333 $798 $230 $5,531 $3,288 $886 $271 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24 Retail Commercial Public Other² 1 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Customers with Account Balances totaling $250K+ Since 3/31/23, total deposits up -$87 million, or (0.9)% 2024 Q2 Number of customers 5,751 Median account balance $402 thousand Median customer tenure 14.1 years 2024 Q2 Estimated Uninsured & Uncollateralized Deposits1 $2.8 billion Estimated Uninsured & Uncollateralized Deposits1 / Total Deposits 29% As of 6/30/24 Retail Commercial Number of Accounts 256,000+ 33,000+ Avg Balance per Account $22 thousand $96 thousand Avg Customer Tenure 16.8 years 12.5 years Granular, Stable Deposit Base Long-tenured Deposit Relationships that are very granular Deposit Flows by Type

17 172Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 4.69% during 1Q23, 5.16% (2Q23), 5.43% (3Q23), and 5.50% (4Q23, 1Q24, 2Q24). BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% C os t of D ep os it s (b p s) 183 122 273 204 136 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 60 80 100 120 140 160 180 200 220 240 260 280 +24% +31% +36% +36% +38% +29% +37% +43% +43% +44% +20% +26% +31% +32% +32% IB Non-Maturity All IB Deposits Total Deposits 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 Retail +16% +24% +29% +32% +32% Commercial +18% +21% +27% +25% +22% Public +46% +48% +52% +52% +51% IB Non- Maturity +24% +31% +36% +36% +38% All IB Deposits +29% +37% +43% +43% +44% Total Deposits +20% +26% +31% +32% +32% Historical Cost of Deposits, 2015 - 2Q24 1 Cumulative Deposit Betas 2 for Tightening Cycle-to-Date Quarterly Average Cost of Deposits Deposit Cost Trends IB Non- Maturity 1.27% 1.65% 1.96% 1.95% 2.04% Non-Time Deposits 0.81% 1.09% 1.31% 1.32% 1.36% Total Deposits 1.09% 1.45% 1.74% 1.76% 1.75% 1H24 results demonstrate stabilization of funding costs and deceleration of deposit betas Cost of deposits has run at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 18

Net Interest Margin

Net Interest Income Trend [1]


$ in millions
$79.2
$0.4
$78.8
$78.3
$0.3
$78.0
$77.6
$0.4
$77.2
$76.2
$0.2
$76.0
$82.8
$0.8
$82.0
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Net Interest Income 1
Accretion

Net Interest Margin Trend [1]


4.23%
4.40%
4.57%
4.62%
4.83%
2.86%
2.80%
2.74%
2.79%
3.03%
1.42%
1.65%
1.88%
1.91%
1.88%
0.02%
0.01%
0.01%
0.01%
0.03%
NIM ex. PAA
+22 bps QoQ
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Earning Assets
Cost of Funds
NIM
Accretion

Net Interest Margin Bridge - *Factors contributing to 24 bps NIM expansion during quarter*


+2.79%
1Q24 NIM
+0.35%
Continued effects of loans repricing higher and includes impact of adding M&M loan book
Loan Rate/ Volume
-0.06%
Targeted customer rotation from CDs into managed rate non-maturity specials, and impact from higher-cost acquisition funding
Non-Maturity Deposit Funding Costs
+0.07%
Time deposit specials providing sufficient funding flows
Time Deposit Funding Costs
+0.01%
Lower costs due to early payoff of borrowings in late 1Q24
Borrowing Expense
+0.03%
QoQ impact from strategic balance sheet repositioning undertaken in 1Q24 (only partially realized in prior quarter)
Loss Trade Revenue Increase
-0.18%
Excluding balance sheet repositioning proceeds, decrease in earning cash due to assimilation of M&M's balance sheet, seasonal funding flows and general non-maturity deposit pressure
Other Cash & Securities Impact
+0.02%
Purchase accounting accretion increase reflects closing of M&M transaction
Purchase Accounting Contribution
+3.03%
2Q24 NIM

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 19

Diversified and Significant Sources of Fee Income

- Noninterest income represented 29.1% of revenue in 2Q24 (excluding additional gain on previously announced sale of mortgage servicing rights and net securities losses)
- Key businesses of wealth management and payment technology solutions posted record quarterly revenues in 2Q24 and contributed 64.4% of noninterest income (excluding MSR gain and net securities losses) in 2Q24
  - On a combined basis, +10% YoY growth in quarterly consolidated revenue in these two critical fee income business lines
- Other noninterest income included an additional $0.3 million gain on the mortgage servicing rights sale previously announced in 1Q24

Noninterest Income / Total Revenue [1]

$ in millions


$106.7
$78.7
26.3%
$28.0
2023 Q2
$108.8
$77.8
28.5%
$31.0
2023 Q3
$108.6
$77.1
29.0%
$31.5
2023 Q4
$110.8
$75.8
31.6%
$35.0
2024 Q1
$116.2
$82.4
29.1%
$33.8
2024 Q2
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2023 Q2	2024 Q2	YoY Change
Wealth Management Fees	$14,562	$15,917	+9 %
Fees for Customer Services	7,239	7,798	+8 %
Payment Technology Solutions	5,231	5,915	+13 %
Mortgage Revenue	272	478	+76 %
Income on Bank Owned Life Insurance	1,029	1,442	+40 %
Other Noninterest Income (ex-gain on MSR)	1,738	2,327	+34 %
Noninterest Income (ex-securities gains/losses)	**$30,071**	**$33,877**	**+13%**
Gain on Mortgage Servicing Rights Sale	0	277	
Net Securities Gains (Losses)	(2,059)	(353)	
Total Noninterest Income	**$28,012**	**$33,801**	**+21%**


Wealth Mgmt Fees 47%
Noninterest Income
(ex non-recurring items)
$33.9 Million
Other Nonint. Inc. 7%
BOLI 4%
Mortgage Rev. 1%
Customer Service Fees 23%
Payment Tech 17%

[1] Includes net securities gains/losses and gain on sale of MSRs

2Q24 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
20

Wealth Management

- Assets Under Care (AUC) of $13.0 billion, a QoQ increase of $0.3 billion and a YoY increase of $1.5 billion, or +13.4%
- 2Q24 Wealth segment revenue of $16.1 million, representing record quarterly revenue in company history, a YoY increase of +9.5%
- Pre-tax net income of $7.3 million, a YoY increase of +12.8%
- Pre-tax profit margin of 45.4% in 2Q24 and 42.9% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks
  - The team's blended portfolio has outperformed the blended benchmark[2] over the last 3 years and over the last 5 years
- Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs

Assets Under Care

$ in millions


$11,478
$11,548
$12,137
$12,763
$13,020
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2

Wealth - Revenue and Pre-tax Income [1]

$ in millions


$14.7
44.1%
$6.5
$14.4
43.8%
$6.3
$13.8
40.3%
$5.6
$15.7
41.9%
$6.6
$16.1
45.4%
$7.3
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Wealth Revenue Composition

$ in millions


$14.7
$14.4
$13.8
$15.7
$16.1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Trust
Estate Settlement
Brokerage
Ag Services
Tax Planning
Other

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 21

FirsTech

- LTM segment revenue of $23.7 million, an increase of 6% over the prior twelve-month period
- 2Q24 segment revenue of $6.2 million represents third consecutive quarter of record revenue in the company's history
  - 2Q24 revenue up 10% vs. 2Q23
- Revenue growth across all key competencies of lockbox, online payments and merchant services
  - Average merchant deal size continues to grow compared to prior periods
- Have built a solid pipeline aligned with go-to-market focus on enterprise, financial institution, and merchant services clients
  - Go-to-market activity aligned with the regional operating model is demonstrating strong financial outcomes
  - Focus on scaling lockbox with organic growth and partnership in key markets, supported by clear go-to-market with differentiated customer service
- Increased focus on profitability through the continued migration to merchant processor providing better economics for FirsTech and our customers, while also reviewing enterprise contracts and cost structures to improve margins relative to services provided

$12 billion *Payments processed in last twelve months*

42 million *Transactions processed in last twelve months*

Revenue Growth [1]

$22.3 million *LTM 6/30/23* → ***+6.0%*** → **$23.7 million** *LTM 6/30/24*

Average Revenue Per Processing Day Trend


$75.0K
$78.5K
$78.2K
$87.5K
$84.0K
$87.2K
$88.3K
$91.5K
$89.1K
$89.9K
$93.4K
$96.3K
$98.1K
+9%
3-Year CAGR
2021 Q2
2021 Q3
2021 Q4
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 2Q24



CMOs 33%
Residential MBS 22%
Commercial MBS 18%
CLOs 15%
Corporate 6%
Municipals 6%
Total Securities (Amortized Cost):
$2.9 Billion

AFS % of Amortized Cost
71%

HTM % of Amortized Cost
29%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 92% of Municipal holdings rated AA or better and 8% rated A
- 99% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA

- Carrying value of investment portfolio is 25% of total assets
- BUSE carried $851 million in held-to-maturity (HTM) securities as of 6/30/24 (HTM AOCI of -$23 million at 6/30/24)
- The duration of the securities portfolio including HTM is 4.1 years and our fair value duration, which excludes the HTM portfolio, is 3.8 years
- After-tax net AFS unrealized loss position of $176 million and accumulated loss position of $21 million on cash flow hedges (captured in total AOCI)
- Projected roll off cash flow (based on static rates) of $163 million at ~2.62% yield for the remainder of 2024 and $348 million at ~1.64% yield for 2025
- Over the last four quarters, the size of the investment portfolio has decreased by $547 million due to strategic restructuring actions and principal roll off

Securities Portfolio - Amortized Cost vs. TE Yield



$ in millions
$3,484
$894
$2,590
2.60%
$3,409
$883
$2,526
2.67%
$3,217
$873
$2,344
2.71%
$3,018
$862
$2,156
2.75%
$2,937
$851
$2,086
2.73%
2023 Q2
2023 Q3
2023 Q4
2024 Q1
2024 Q2
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

23 232Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Balance sheet remains asset-sensitive ▪ A +100 bps rate shock for Year 1 is down to +1.8% from +2.1% in 1Q24 ▪ A -100 bps rate shock for Year 1 is -1.6%; up from -1.9% in 1Q24 ▪ Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments ▪ Vigilant focus on pricing discipline and term structure for both loans and deposits ▪ 6% of non-maturity deposits are indexed/floating rate ▪ 67% of non-maturity deposits are at rack rate at WAvg rate of 0.6% ▪ CDs represent 15% of total deposits; book has a WAvg remaining life of 5.8 months and WAvg rate of 3.7% ▪ 43% of loan portfolio reprices in less than one year - including $470 million of fixed rate balances repricing from a WAvg rate of 4.7% Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts 1 Deposit betas based on an average fed funds target rate of 5.50% during 2Q24 Actively Managing Asset-Sensitive Balance Sheet Annual % Change in Net Interest Income under Shock Scenarios Repricing / Maturity Structures of Portfolio Loans Deposit Betas 1 in last three cycles vs. ALCO fully lagged rate shock Rate Shock Year 1 Year 2 +200 bps +3.5% +4.3% +100 bps +1.8% +2.2% -100 bps -1.6% -2.7% -200 bps -3.2% -5.6 % Within 1 Year 43% 1-2 Years 8% 2-3 Years 9% 3-5 Years 16% 5+ Years 23% 21% 36% 38% 26% 29% 32% IB Non-Maturity Beta Total Deposit Beta 3Q15 - 2Q19 (+225 bps move in FF) 3Q19 - 4Q21 (-225 bps move in FF) 1Q22 - 2Q24 (+525 bps move in FF) ALCO Model Forecast - Peak NM Deposits Beta, 46% ALCO Model Forecast - Peak Total Deposits Beta, 35% ALCO uses a conservative 40% total deposit beta for rate shocks Based on Static Balance Sheet History has proven to be less sensitive and 1H24 betas have been decelerating. Funding mix continues slow rotation from time deposits into higher beta non- maturity products where the Bank can be more nimble on pricing under an easing rate cycle.

24 242Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix 1 Non-GAAP, see Appendix. ▪ Adjusted core expenses1 of $71.1 million in 2Q24 ▪ Non-operating other expenses during 2Q24 were comprised of $2.2 million related to acquisition & restructuring related expenses (M&M Bank Corp. acquisition closed 4/1/24 and M&M Bank was merged into Busey Bank on 6/21/24) ▪ Adopted accounting standard update 2023-02 on 1/1/24 and began recording amortization of New Markets Tax Credits as income tax expense instead of other operating expense, which resulted in a decrease to other operating expenses of $2.3 million compared to 4Q23 ▪ Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements and selective adds; focusing on harvesting investments made over the last several quarters ▪ Continue to diligently manage expenses through the headwinds of higher FDIC insurance costs (FDIC rule that increased assessment rate by 2 bps), data processing costs (investments in tech enhancements and inflation-driven price increases), and reduced FAS 91 offset to compensation expense as a result of lower loan volumes ▪ Quarterly pre-tax expense synergies from the M&M acquisition are anticipated to be $1.6 to $1.7 million per quarter when fully realized. Full quarterly run-rate savings are projected to be achieved by 1Q25. During 2Q24, we achieved approximately 30% of the full quarterly savings ▪ $7.2 million of average earning assets per employee for 2Q24 Full-Time Equivalents (FTE) $69.2 $70.9 $75.0 $70.8 $75.5 60.9% 62.3% 63.0% 61.7% 60.3% 58.6% 60.2% 60.1% 62.3% 60.7% Expenses ex-Acq. Acq./Restructuring Exp. Adj. Efficiency Ratio¹ Adj. Core Efficiency Ratio¹ 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 $ in millions 1,346 1,463 1,497 1,479 1,520 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q2 Noninterest Exp. $69.2 $70.9 $75.0 $70.8 $75.5 Intangible Amort. $2.7 $2.6 $2.5 $2.4 $2.6 Acq./Restructuring Exp. $0.0 $0.1 $4.2 $0.4 $2.2 Adj. Exp. 1 $66.5 $68.3 $68.3 $68.0 $70.7 Unfunded Provision $0.3 $0.0 $0.8 -$0.7 -$0.4 NMTC Amort. $2.3 $2.3 $2.3 $0.0 $0.0 Adj. Core Exp. 1 $64.0 $66.0 $65.2 $68.6 $71.1 Noninterest Expense Focused Control on Expenses

25 252Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 2Q24 capital ratios are preliminary estimates $851 $841 $925 $938 $971 7.2% 7.1% 7.8% 8.1% 8.4% 12.4% 12.5% 13.1% 13.4% 13.2% TCE TCE Ratio CET1 Ratio 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 $1,507 $1,528 $1,540 $1,557 $1,589 $910 $914 $883 $868 $908 $597 $614 $657 $689 $681 16.6% 16.7% 17.4% 17.9% 17.5% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 $1,198 $1,218 $1,230 $1,241 $1,275 9.9% 10.1% 10.1% 10.5% 10.7% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 13.2% 14.0% 17.5 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,198 $1,275 $1,589 Well Capitalized Minimum $590 $726 $908 Excess over Well Capitalized Minimum $608 $549 $681 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 6/30/24 2

26 262Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Net interest income was $82.4 million in 2Q24 vs. $75.8 million in 1Q24 and $78.7 million in 2Q23 ▪ Net interest margin1 was 3.03% in 2Q24, an increase of 24 bps vs. 2.79% in 1Q24 ▪ The primary factors contributing to the quarter’s NIM expansion were improved loan yields on new volume (35 bps increase) and effects of strategic balance sheet repositioning actions (3 bps increase), offset partially by cash & securities impacts (18 bps decrease) Net Interest Income Noninterest Income ▪ Adjusted noninterest income1 of $33.9 million in 2Q24, representing 29.1% of operating revenue ▪ Wealth management fees of $15.9 million in 2Q24, an increase from $15.5 million in 1Q24 and +9% YoY ▪ Payment tech solutions revenue of $5.9 million in 2Q24, an increase from $5.7 million in 1Q24 and +13% YoY ▪ Fees for customer services of $7.8 million in 2Q24, a increase from $7.1 million in 1Q24 and +8% YoY ▪ Adjusted noninterest expense1 (ex-amortization of intangibles, one-time acquisition & restructuring related items) of $70.7 million in 2Q24, resulting in a 60.6% adjusted efficiency ratio1 ▪ Adjusted core expense1 of $71.1 million (ex-amortization of intangible assets, one-time items, and unfunded commitment provision release) in 2Q24, equating to 60.9% adjusted core efficiency ratio1 Noninterest Expense Provision ▪ $2.3 million loan loss provision expense ▪ Net charge offs of $9.9 million in 2Q24 (one C&I credit that had a $7.2 million specific reserve allocated) ▪ $(0.4) million provision release for unfunded commitments (captured in other noninterest expense) ▪ Adjusted net income of $29.0 million or $0.50 per diluted share1 ▪ Excluding Illinois tax law change impact, $0.53 per diluted share1 ▪ Adjusted pre-provision net revenue of $42.6 million (1.42% PPNR ROAA) in 2Q24 1 ▪ 0.97% Adjusted ROAA and 12.21% Adjusted ROATCE in 2Q24 1 Earnings 1 Non-GAAP, see Appendix Taxes ▪ 2Q24 effective tax rate of 28.8% (25.0% ex-Illinois tax law change) ▪ 2Q24 results include a one-time deferred tax valuation adjustment of $1.4 million resulting from a change to Illinois apportionment rate due to recently enacted regulations ▪ New regulations are expected to lower our ongoing tax obligation in future periods, but create a negative adjustment to the carrying value of our deferred tax asset in the current period 2Q24 Earnings Review

27 272Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $29.4 $30.7 $29.1 $26.5 $29.0 $0.52 $0.55 $0.52 $0.47 $0.50 Adj. Net Income Adj. EPS 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 $42.1 $40.5 $40.2 $38.6 $42.6 1.38% 1.32% 1.30% 1.29% 1.42% Adj. PPNR Adj. PPNR / Avg Assets 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 13.9% 14.3% 13.6% 11.6% 12.2% 0.96% 1.00% 0.94% 0.89% 0.97% Adj. ROATCE Adj. ROAA 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 5.09% 5.31% 5.38% 5.34% 5.33% 4.87% 5.03% 4.23% 4.59% 4.71% 4.13% 4.60% 3.84% 4.21% 4.33% 3.81% 4.59% 3.88% 4.20% 4.36% SOFR 2-yr UST 5-yr UST 10-Yr UST 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24

Appendix

29 292Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman & CEO of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. He also serves on the board of directors for Desert Mountain Club and the Champaign Illinois Kennel Club. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. She also serves on the board of directors for ProSight Financial Association, Cleveland Hearing & Speech Center and the iPower Booster Club. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. He also serves on the board of trustees for Holy Cross Church and the board of directors for St. Thomas More High School in Champaign, IL. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: human resources, marketing, corporate communications and the overall Busey experience, consumer & digital banking, executive administration, as well as all technology and business services & systems. Additionally, she serves as Chairperson and oversees FirsTech. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. She also serves on the board of directors for the Illinois Bankers Association and Illinois Bankers Business Services. Amy L. Randolph EVP & COO Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. He also serves on the board of directors for the Don Moyer Boys & Girls Club, OSF Community Council and St. Thomas More High School in Champaign, IL. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co- Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. He also serves on the board of directors for Intersect Illinois and the St. Matthew Education Commission in Champaign, IL. Chip Jorstad EVP & President of Credit and Bank Admin. Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. He also serves on the board of directors for Social Venture Partners and Community School in St. Louis, MO. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing nearly 20 years of investment banking and financial services experience. Also serves as a board member of FirsTech. Previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. He also serves on the board of directors for Academy High in Champaign, IL, and the D Jones Family Charitable Foundation. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and LaSalle Bank. He also serves on the board of directors for the Loyola University Chicago Alumni Association and the Union League Club of Chicago. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman & CEO Experienced Management Team Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2014 as a Commercial Relationship Manager before taking on increasing leadership responsibilities and becoming Regional President of Busey’s Central Illinois Region in May of 2020. He then took on the Indianapolis Region in Q4 2023. He also serves on the board of trustees for Carle Health – East Region and the board of directors for the Champaign County Economic Development Corporation. Joined FirsTech and Busey in 2020, leading the organization’s Products & Technology efforts. In 2023, he moved into the role of President and CEO with FirsTech and EVP of Technology at Busey. Mr. Ghauri is a proven executive leader with 20-plus years of experience building and leading high growth products and technology organizations. Tenure includes working with CareerBuilder, ADP, Skillsoft and Oracle. Humair Ghauri EVP of Technology, Busey Bank President & CEO, FirsTech Joined Busey in 2016 with the First Community Financial Bank partnership. His career in banking spans 30 years, previously working at LaSalle Bank, First Chicago Bank & Trust, and Inland Bank & Trust prior to moving to First Community. Mr. Gallagher served as Commercial Market President for Busey until moving to Regional President of the Northern Region in 2020. He took on leadership of the Gateway and Florida Regions in Q4 2023, while also assuming responsibility for Busey’s Treasury Management division. He also serves on the board of directors for American Heart Association CycleNation. Sean Gallagher EVP & Regional President for Northern Illinois, Gateway and Florida Regions Martin O’Donnell EVP & Regional President for Central Illinois and Indiana Regions

30 302Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $13.0 Billion Assets Under Care LTM Revenue $60.0 Million PT Margin LTM 42.9% Core Principles I. Client-Focused Strategy Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth II. Team-Based Approach Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients III. Comprehensive Wealth Management Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health INVESTMENT MANAGEMENT ▪ Preserving and growing wealth with enhanced asset allocation & tax efficient strategies As of 6/30/24 Fully Integrated Wealth Platform PERSONAL SERVICES ▪ Family Office ▪ High Net Worth ▪ Mass Affluent and Emerging Wealth INSTITUTIONAL SERVICES ▪ Retirement Plans ▪ Corporations & Municipalities ▪ Foundations and Endowments ▪ Not-for-Profit Organizations Wealth Client Segments TAX PLANNING & PREPARATION ▪ Deduction maximization, capital event planning, tax-advantaged savings & investment strategies FIDUCIARY ADMINISTRATION ▪ Trust services, estate planning, and philanthropic advisory PRIVATE CLIENT ▪ Concierge banking with one point of contact that coordinates all banking needs AG SERVICES ▪ Farm management and brokerage RETIREMENT PLANNING ▪ Goal-based advisory including life insurance, long-term care, executive stock option strategies Integrated Core Capabilities to Service Personal & Institutional Clients

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 31

FirsTech, A Uniquely Positioned Payment Technology Company

firstech
As of 6/30/24

$12 Billion	42 Million	$23.7 Million
Payments Processed LTM	Transactions Processed LTM	Revenue LTM [1]

Payments Segments

Traditional Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- Financial Institutions (FI) Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health

Electronic Payments

Services

- Online (Core)
- Customer Service Rep., Mobile, Interactive Voice Response (IVR)
- Internet Agent Service, Walk-in
- Statement of Work (SOW), Time & Materials

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- Small and medium-sized businesses (SMB)

Merchant Services

Services

- Point of Sale
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- SMB

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

32 322Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

33 332Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Through its robust Corporate Sustainability Program, First Busey recycled over 35,000 pounds of waste and conserved over 125,000 gallons of water in 2023. ▪ Participates in several initiatives, including: ▪ Energy efficiency program that reduced building electricity usage by 5% and gas usage by 8% in 2023 over 2022, avoiding over 1000 tons of carbon emissions since 2019. ▪ Installing solar panel systems at 11 Busey facilities, generating over 1.3 million kWh of energy since 2019. ▪ Providing over $7 million in green financing in 2023, including energy efficiency improvements, historic preservation and solar development. ▪ Committing to invest $2.75 million to rehabilitate a vacant 5-story nearly 100-year old building, reducing construction need of new buildings and consumption of land, energy, materials and financial resources they require. ▪ In 2023, First Busey associates generously gave nearly 16,000 hours of their time to hundreds of community organizations. ▪ Through a variety of philanthropic efforts, including many associate-driven initiatives, First Busey’s annual charitable donations total over $1.5 million. ▪ As of December 31, 2023, 40% of mid- level leadership and 44% of executive leadership are women. ▪ First Busey boasts a high level of associate engagement, scoring a 4.31 (out of 5) in 2023. ▪ In 2023, Busey Bank earned a Net Promoter Score® (NPS) of 56.5, significantly above the financial services industry benchmark of 23.5. ▪ In 2023, First Busey invested over $25 million in Community Reinvestment Act (CRA)-qualified commitments. Strong corporate governance is a top priority, supported in part by the following: ▪ The vast majority of directors are independent, with varying experiences and backgrounds. ▪ Robust internal audit procedures are utilized, reporting directly to the Audit Committee. ▪ Enterprise risk metrics are connected with conservative business strategy and risk profile. ▪ Strong data privacy and information security policies are used, including data security oversight, associate training, and proactive privacy and security efforts. ▪ Confidential and independent whistleblower hotline is utilized. ▪ Strong inside ownership with over 7% of First Busey common stock beneficially owned by directors and executive officers. To view the latest Busey Impact Report, visit busey.com/impact Note: Further information on all cited metrics can be found in the Busey Impact Report Building on 155+ Years of Civic Engagement, Corporate Responsibility and Positive Impacts 2Q24 Featured Impact | Open an Account, Plant a Tree Partnering with Conservation International, Busey made a donation to plant over 4,000 trees for new accounts with Mastercard debit services opened between April 15 - May 15, 2024. Environmental Sustainability Associates, Customers and Communities Ethical and Strong Governance Busey Impact: ESG and Corporate Responsibility

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 34

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets

(dollars in thousands)

		Three Months Ended			Six Months Ended	
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
PRE-PROVISION NET REVENUE						
Net interest income		$ 82,434	$ 75,767	$ 78,670	$ 158,201	$ 164,527
Total noninterest income		33,801	35,000	28,012	68,801	59,860
Net security (gains) losses		353	6,375	2,059	6,728	2,675
Total noninterest expense		(75,537)	(70,769)	(69,205)	(146,306)	(139,608)
Pre-provision net revenue		41,051	46,373	39,536	87,424	87,454
Non-GAAP adjustments:						
Acquisition and other restructuring expenses		2,212	408	12	2,620	12
Provision for unfunded commitments		(369)	(678)	265	(1,047)	(370)
Amortization of New Markets Tax Credits		—	—	2,259	—	4,480
Gain on sale of mortgage service rights		(277)	(7,465)	—	(7,742)	—
Adjusted pre-provision net revenue		$ 42,617	$ 38,638	$ 42,072	$ 81,255	$ 91,576
Pre-provision net revenue, annualized	[a]	$ 165,106	$ 186,511	$ 158,578	$ 175,809	$ 176,358
Adjusted pre-provision net revenue, annualized	[b]	171,405	155,401	168,750	163,403	184,670
Average total assets	[c]	12,089,692	12,024,208	12,209,865	12,056,950	12,236,643
Reported: Pre-provision net revenue to average assets[1]	[a÷c]	1.37 %	1.55 %	1.30 %	1.46 %	1.44 %
Adjusted: Pre-provision net revenue to average assets[1]	[b÷c]	1.42 %	1.29 %	1.38 %	1.36 %	1.51 %

1. Annualized measure.

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 35

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended			Six Months Ended	
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 27,357	$ 26,225	$ 29,364	$ 53,582	$ 66,150
Non-GAAP adjustments for non-operating items:						
Acquisition expenses:						
Salaries, wages, and employee benefits		1,137	—	—	1,137	—
Data processing		344	100	—	444	—
Professional fees, occupancy, furniture and fixtures, and other		731	185	12	916	12
Other restructuring expenses:						
Salaries, wages, and employee benefits		—	123	—	123	—
Related tax benefit[1]		(553)	(102)	(3)	(655)	(3)
Adjusted net income	[b]	$ 29,016	$ 26,531	$ 29,373	$ 55,547	$ 66,159
DILUTED EARNINGS PER SHARE						
Diluted average common shares outstanding	[c]	57,853,231	56,406,500	56,195,801	57,129,865	56,187,820
Reported: Diluted earnings per share	[a÷c]	$ 0.47	$ 0.46	$ 0.52	$ 0.94	$ 1.18
Adjusted: Diluted earnings per share	[b÷c]	$ 0.50	$ 0.47	$ 0.52	$ 0.97	$ 1.18
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 110,029	$ 105,476	$ 117,779	$ 107,753	$ 133,396
Adjusted net income, annualized	[e]	116,702	106,707	117,815	111,704	133,415
Average total assets	[f]	12,089,692	12,024,208	12,209,865	12,056,950	12,236,643
Reported: Return on average assets[2]	[d÷f]	0.91 %	0.88 %	0.96 %	0.89 %	1.09 %
Adjusted: Return on average assets[2]	[e÷f]	0.97 %	0.89 %	0.96 %	0.93 %	1.09 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,331,815	$ 1,275,724	$ 1,207,935	$ 1,303,770	$ 1,189,479
Average goodwill and other intangible assets, net		(376,224)	(353,014)	(360,641)	(364,620)	(361,990)
Average tangible common equity	[g]	$ 955,591	$ 922,710	$ 847,294	$ 939,150	$ 827,489
Reported: Return on average tangible common equity[2]	[d÷g]	11.51 %	11.43 %	13.90 %	11.47 %	16.12 %
Adjusted: Return on average tangible common equity[2]	[e÷g]	12.21 %	11.56 %	13.90 %	11.89 %	16.12 %

1. Year-to-date tax benefits were calculated by multiplying year-to-date acquisition expenses and other restructuring expenses by the effective income tax rate for each year-to-date period, which for 2024 excludes a one-time deferred tax valuation adjustment resulting from a change in Illinois apportionment rate due to recently enacted regulations. Tax rates used in these calculations were 25.0% and 20.5% for the six months ended June 30, 2024 and 2023, respectively. Quarterly tax benefits were calculated as the year-to-date tax benefit amounts less the sum of amounts applied to previous quarters during the year, equating to tax rates of 25.0%, 25.0%, and 20.5% for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
2. Annualized measure.

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 36

Non-GAAP Financial Information *(Unaudited)*

Further Adjusted Net Income and Further Adjusted Diluted Earnings Per Share

(dollars in thousands, except per share amounts)

		Three Months Ended			Six Months Ended	
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Adjusted net income[1]	[a]	$ 29,016	$ 26,531	$ 29,373	$ 55,547	$ 66,159
Further non-GAAP adjustments:						
Net securities (gains) losses		353	6,375	2,059	6,728	2,675
Gain on sale of mortgage servicing rights		(277)	(7,465)	—	(7,742)	—
Tax effect for further non-GAAP adjustments[2]		(19)	272	(418)	254	(548)
Tax effected further non-GAAP adjustments[3]		57	(818)	1,641	(760)	2,127
Further adjusted net income[3]	[b]	$ 29,073	$ 25,713	$ 31,014	$ 54,787	$ 68,286
One-time deferred tax valuation adjustment[4]		$ 1,446	$ —	$ —	$ 1,446	$ —
Further adjusted net income, excluding one-time deferred tax valuation adjustment[3]	[c]	$ 30,519	$ 25,713	$ 31,014	$ 56,233	$ 68,286
Diluted average common shares outstanding	[d]	57,853,231	56,406,500	56,195,801	57,129,865	56,187,820
Adjusted: Diluted earnings per share	[a÷d]	$ 0.50	$ 0.47	$ 0.52	$ 0.97	$ 1.18
Further Adjusted: Diluted earnings per share[3]	[b÷d]	$ 0.50	$ 0.46	$ 0.55	$ 0.96	$ 1.22
Further Adjusted, excluding one-time deferred tax valuation adjustment: Diluted earnings per share[3]	[c÷d]	$ 0.53	$ 0.46	$ 0.55	$ 0.98	$ 1.22

1. Adjusted net income is a non-GAAP measure. See the table on the previous slide for a reconciliation to the nearest GAAP measure.
2. Tax effects for further non-GAAP adjustments were calculated by multiplying further non-GAAP adjustments by the effective income tax rate for each period, which for 2024 excludes a one-time deferred tax valuation adjustment resulting from a change in Illinois apportionment rate due to recently enacted regulations. Effective income tax rates were 25.0%, 25.0%, and 20.3% for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively, and were 25.0% and 20.5% for the six months ended June 30, 2024 and 2023, respectively.
3. Tax-effected measure.
4. A one-time deferred tax valuation adjustment of $1.4 million resulted from a change to our Illinois apportionment rate due to recently enacted regulations.

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 37

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Interest Income and Adjusted Net Interest Margin
(dollars in thousands)

		Three Months Ended			Six Months Ended	
		June 30, 2024	**March 31, 2024**	**June 30, 2023**	**June 30, 2024**	**June 30, 2023**
Net interest income		$ 82,434	$ 75,767	$ 78,670	$ 158,201	$ 164,527
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		402	449	561	851	1,119
Tax-equivalent net interest income		82,836	76,216	79,231	159,052	165,646
Purchase accounting accretion related to business combinations		(812)	(204)	(413)	(1,016)	(816)
Adjusted net interest income		$ 82,024	$ 76,012	$ 78,818	$ 158,036	$ 164,830
Tax-equivalent net interest income, annualized	[a]	$ 333,165	$ 306,539	$ 317,795	$ 319,852	$ 334,038
Adjusted net interest income, annualized	[b]	329,899	305,719	316,138	317,809	332,392
Average interest-earning assets	[c]	10,993,907	10,999,903	11,130,298	10,996,905	11,155,291
Reported: Net interest margin[2]	[a÷c]	3.03 %	2.79 %	2.86 %	2.91 %	2.99 %
Adjusted: Net interest margin[2]	[b÷c]	3.00 %	2.78 %	2.84 %	2.89 %	2.98 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Tax-effected measure.

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Operating Revenue, Adjusted Noninterest Income to Operating Revenue, Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-Operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended			Six Months Ended	
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net interest income	[a]	$ 82,434	$ 75,767	$ 78,670	$ 158,201	$ 164,527
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		402	449	561	851	1,119
Tax-equivalent net interest income	[b]	82,836	76,216	79,231	159,052	165,646
Total noninterest income		33,801	35,000	28,012	68,801	59,860
Non-GAAP adjustments:						
Net security (gains) losses		353	6,375	2,059	6,728	2,675
Noninterest income excluding net securities gains and losses	[c]	34,154	41,375	30,071	75,529	62,535
Further adjustments:						
Gain on sale of mortgage servicing rights		(277)	(7,465)	—	(7,742)	—
Adjusted noninterest income	[d]	$ 33,877	$ 33,910	$ 30,071	$ 67,787	$ 62,535
Tax-equivalent revenue	[e = b+c]	$ 116,990	$ 117,591	$ 109,302	$ 234,581	$ 228,181
Adjusted tax-equivalent revenue	[f = b+d]	$ 116,713	$ 110,126	$ 109,302	$ 226,839	$ 228,181
Operating revenue	[g = a+d]	$ 116,311	$ 109,677	$ 108,741	$ 225,988	$ 227,062
Adjusted noninterest income to operating revenue	[d÷g]	29.13 %	30.92 %	27.65 %	30.00 %	27.54 %
Total noninterest expense		$ 75,537	$ 70,769	$ 69,205	$ 146,306	$ 139,608
Non-GAAP adjustments:						
Amortization of intangible assets	[h]	(2,629)	(2,409)	(2,669)	(5,038)	(5,398)
Noninterest expense excluding amortization of intangible assets	[i]	72,908	68,360	66,536	141,268	134,210
Non-operating adjustments:						
Salaries, wages, and employee benefits		(1,137)	(123)	—	(1,260)	—
Data processing		(344)	(100)	—	(444)	—
Professional fees, occupancy, furniture and fixtures, and other		(731)	(185)	(12)	(916)	(12)
Adjusted noninterest expense	[j]	70,696	67,952	66,524	138,648	134,198
Provision for unfunded commitments		369	678	(265)	1,047	370
Amortization of New Markets Tax Credits		—	—	(2,259)	—	(4,480)
Adjusted core expense	[k]	$ 71,065	$ 68,630	$ 64,000	$ 139,695	$ 130,088
Noninterest expense, excluding non-operating adjustments	[j-h]	$ 73,325	$ 70,361	$ 69,193	$ 143,686	$ 139,596
Reported: Efficiency ratio	[i÷e]	62.32 %	58.13 %	60.87 %	60.22 %	58.82 %
Adjusted: Efficiency ratio	[j÷f]	60.57 %	61.70 %	60.86 %	61.12 %	58.81 %
Adjusted: Core efficiency ratio	[k÷f]	60.89 %	62.32 %	58.55 %	61.58 %	57.01 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.

2Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 39

Non-GAAP Financial Information *(Unaudited)*

Tangible Book Value and Tangible Book Value Per Common Share

(dollars in thousands, except per share amounts)

		As of		
		June 30, 2024	March 31, 2024	June 30, 2023
Total stockholders' equity		$ 1,333,810	$ 1,282,651	$ 1,201,948
Goodwill and other intangible assets, net		(370,580)	(351,455)	(358,898)
Tangible book value	[a]	$ 963,230	$ 931,196	$ 843,050
Ending number of common shares outstanding	[b]	56,746,937	55,300,008	55,290,847
Tangible book value per common share	[a÷b]	$ 16.97	$ 16.84	$ 15.25

Tangible Assets, Tangible Common Equity, and Tangible Common Equity to Tangible Assets

(dollars in thousands)

		As of		
		June 30, 2024	March 31, 2024	June 30, 2023
Total assets		$ 11,971,416	$ 11,887,458	$ 12,209,029
Non-GAAP adjustments:				
Goodwill and other intangible assets, net		(370,580)	(351,455)	(358,898)
Tax effect of other intangible assets[1]		7,687	6,434	7,833
Tangible assets[2]	[a]	$ 11,608,523	$ 11,542,437	$ 11,857,964
Total stockholders' equity		$ 1,333,810	$ 1,282,651	$ 1,201,948
Non-GAAP adjustments:				
Goodwill and other intangible assets, net		(370,580)	(351,455)	(358,898)
Tax effect of other intangible assets[1]		7,687	6,434	7,833
Tangible common equity[2]	[b]	$ 970,917	$ 937,630	$ 850,883
Tangible common equity to tangible assets[2]	[b÷a]	8.36 %	8.12 %	7.18 %

1. Net of estimated deferred tax liability, calculated using the estimated statutory tax rate of 28%.
2. Tax-effected measure.

40 402Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Deposits, Core Deposits to Total Deposits, and Portfolio Loans to Core Deposits (dollars in thousands) As of June 30, 2024 March 31, 2024 June 30, 2023 Portfolio loans [a] $ 7,998,912 $ 7,588,077 $ 7,805,284 Total deposits [b] $ 9,976,135 $ 9,960,191 $ 10,062,755 Non-GAAP adjustments: Brokered deposits, excluding brokered time deposits of $250,000 or more (43,089) (6,001) (6,055) Time deposits of $250,000 or more (314,461) (326,795) (297,967) Core deposits [c] $ 9,618,585 $ 9,627,395 $ 9,758,733 RATIOS Core deposits to total deposits [c÷b] 96.42% 96.66% 96.98 % Portfolio loans to core deposits [a÷c] 83.16% 78.82% 79.98 % Non-GAAP Financial Information (Unaudited)